Exhibit 10.1

Execution Version

AMENDMENT NO.1 TO FORBEARANCE AND AMENDMENT AGREEMENT

This AMENDMENT NO. 1 TO FORBEARANCE AND AMENDMENT AGREEMENT, dated as of March 7, 2017 (this “Amendment”), is made by and among ALLIQUA BIOMEDICAL, INC., a Delaware Corporation (the “Borrower”), AQUAMED TECHNOLOGIES, INC., a Delaware corporation (the “Guarantor”; the Borrower and the Guarantor are each also referred to herein individually as an “Obligor” and collectively as the “Obligors”) and PERCEPTIVE CREDIT HOLDINGS, L.P., a Delaware limited partnership (the “Lender”). Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Forbearance Agreement (defined below).

RECITALS

WHEREAS, the Borrower, the Guarantor and the Lender are parties to a Forbearance and Amendment Agreement dated as of January 26, 2017 (as amended or otherwise modified, the “Forbearance Agreement”); and

WHEREAS, the Borrower has requested that the Lender agree to certain amendments and modifications to the Forbearance Agreement as further described herein; and

WHEREAS, the Lender is willing to agree to such amendments and modifications subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I
AMENDMENTS to FORBEARANCE AGREEMENT

The provisions of the Forbearance Agreement referred to below are hereby amended in accordance with this Article I.  Except as expressly so amended, the parties hereto expressly acknowledge and agree that all other terms and provisions of the Forbearance Agreement and each other Loan Document shall continue in full force and effect in accordance with its terms.

SECTION 1.1 Amendment to Section 2.1. Section 2.1(b) is hereby amended and restated in its entirety as follows:

(b)       The “Termination Date” shall mean the earlier of (i) April 30, 2017, and (ii) the date when the Lender becomes aware that any other Default (other than any Specified Default) has occurred and is continuing. Upon the occurrence of the Termination Date the Lender may, with respect to either or both of the Specified Defaults, pursue any rights and remedies available to it under the Credit Agreement or any other Loan Document, or pursuant to law or otherwise, with respect to any Defaults that have then occurred and are outstanding (including the Specified Defaults), including, but not limited to, declaring all or any portion of the outstanding principal amount of the Loan and other Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Obligations in accordance with Section 3.6 of the Credit Agreement, or pursuing any or all other rights and remedies of the Lender as a secured party under the UCC, the Pledge and Security Agreement or any other Loan Document.

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ARTICLE II
MISCELLANEOUS

SECTION 2.1 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 2.2 No Waiver. The Lender’s agreement not to pursue its rights and remedies until the occurrence of the Termination Date as described in Section 2.1 of the Forbearance Agreement is temporary and limited in nature. Except as expressly provided herein, (i) nothing contained herein shall be deemed to constitute a waiver of the Specified Defaults or any other Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties and (ii) the Lender reserves all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

SECTION 2.3 Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 2.4 Integration. This Amendment incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

SECTION 2.5 Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article XI thereof and all rules of interpretation set forth in Article I thereof.

SECTION 2.6 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

SECTION 2.7 Effectiveness. This Amendment shall become effective upon the Lender’s execution and delivery of this Amendment and the receipt by the Lender of counterparts of this Amendment duly executed and delivered by all other parties hereto.

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SECTION 2.8 Full Force and Effect; Limited Amendment. Except as expressly amended hereby, the Obligors each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.  The amendments and other waivers and modifications set forth in this Amendment shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lender under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

ALLIQUA BIOMEDICAL, INC.

By	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

GUARANTOR:

AQUAMED TECHNOLOGIES, INC.

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Forbearance Agreement]

LENDER:

PERCEPTIVE CREDIT HOLDINGS, LP

By Perceptive Credit Opportunities GP, LLC,
its general partner

By	/s/ Sandeep Dixit
Sandeep Dixit
Chief Credit Officer

By	/s/ Sam Chaula
Name:	Sam Chaula
Title:	Portfolio Manager

[Signature Page to Amendment No. 1 to Forbearance Agreement]